Exhibit 99.1

Beneficient Enters into Agreement to Acquire Mercantile Bank International to Expand its Alternative Asset Custody Services

Dallas, TX – December 5, 2024 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform AltAccess, announced it has entered into an agreement to acquire Mercantile Bank International Corp. (“Mercantile Bank”), a Puerto Rico-based International Financial Entity (“IFE”), in exchange for an aggregate purchase price of $1.5 million, which is payable in up to approximately 2.1 million shares of the Company’s Class A common stock and cash.

“We are very excited about the potential avenues for revenue growth that would be facilitated through this acquisition” said Beneficient. “Acquiring Mercantile Bank would enable the Company to offer an expanded range of companion custody and other fee-based services that complement our existing businesses on a broader scale with the potential to generate additional cash flow in the near term. Our objective is to deliver additional alternative asset custody services to customers with the potential to generate higher fee rates than are generally available for traditional custody services. We also believe the acquisition has the potential to enhance and broaden our current offerings in ways that may open new international opportunities, allowing us to further democratize the market for illiquid alternative assets.”

IFEs are licensed and regulated by the Office of the Commissioner of Financial Institutions of Puerto Rico (the “OCIF”) and may provide specific banking and other financial activity from Puerto Rico for persons, entities, and organizations around the globe that are non-residents of Puerto Rico. An IFE’s authorized activities may include custody, clearing, and payments and related traditional and digital products and services and, as approved by the OCIF, traditional banking services, such as deposits, lending, investments, and trusts.

Upon closing of the acquisition, the Company, which has primarily focused on meeting the needs of individual investors and small-to-midsized institutions, expects to expand its offering of custody services to also address the current needs of large institutional investors and the growing needs of third-party alternative trading systems and foreign securities exchanges. The acquisition would position Ben to offer alternative asset custody services that include, among other potential items, a companion line of business focused on issuing depositary receipts to assist holders of foreign investments gain access to the capital markets of additional international jurisdictions. The Company believes these alternative asset custody services may yield higher fee assessments than more traditional custody offerings.

The Company expects this companion business line to begin generating custody and depositary receipt issuance fee-based revenue and cash flow during calendar year 2025 that it would deploy to fund Ben’s ongoing operations and ultimately our core alternative asset liquidity product offerings. The acquisition reflects Beneficient’s execution on its objective of expanding its alternative asset custody fee-based service offerings to third parties and institutional investors.

Closing of the acquisition is subject to customary closing conditions, including, among other things, approval by OCIF, and is anticipated to be completed in the second calendar quarter of 2025.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. The forward-looking statements contained in this press release include, without limitation, statements relating to the anticipated timing of closing the acquisition, benefits of the acquisition and the Company’s anticipated product and service offerings following the closing of the acquisition. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the ultimate outcome of the acquisition; the Company’s ability to consummate the acquisition in a timely manner or at all; the ability of the parties to satisfy the closing conditions to the acquisition; the possibility that the Company may be unable to successfully integrate Mercantile Bank’s operations with those of the Company or realize the expected benefits of the acquisition; the possibility that such integration may be more difficult, time-consuming, or costly than expected; the risk that operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, contractors, and customers) may be greater than expected following the acquisition or the public announcement of the acquisition; the Company’s ability to retain certain key employees of Mercantile Bank; the ability to launch and receive market acceptance for new products and services; risks related to the entry into a new line of business; and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.